Exhibit 10(t)

SECRETARIAL CERTIFICATION

OF THE

BOARD OF DIRECTORS OF

TCF FINANCIAL CORPORATION

July 19, 2010

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Following discussion, and upon motion duly made, seconded and carried, the following was adopted:

RE:  Amendment of Director Retirement Plan

WHEREAS, the TCF Financial Corporation Director Retirement Plan requires certain amendments to bring it into compliance with the requirements of Section 409A of the Internal Revenue Code and the regulations thereunder;

NOW, THEREFORE, IT IS HEREBY

RESOLVED, that Section 1.10 of the Plan is amended in its entirety, to read as follows:

“1.10      ‘Retirement’ shall occur upon the resignation or removal of the Director as a Director, including death, disability (as defined for the purposes of Section 409A) or the expiration of the Director’s term of office without reelection; provided such event constitutes a ‘separation from service’ as defined for the purposes of Section 409A.”

FURTHER RESOLVED, that a new Section 1.12 is added at the end of Article 1 of the Plan, to read as follows:

“1.12      ‘Section 409A’ means section 409A of the Internal Revenue Code of 1986, as amended.”

FURTHER RESOLVED, that an additional sentence is added at the end of Section 3.02 of the Plan, to read as follows:

“The first quarter for which a retirement benefit is payable shall be the calendar quarter [following the calendar quarter] in which the Director’s Retirement occurs.”

FURTHER RESOLVED, that the last sentence of Section 3.03 of the Plan is amended to read as follows:

“Payments shall be made quarterly for the same period and in the same amount as would have been made to the Director.”

FURTHER RESOLVED, that Section 3.04 of the Plan is deleted and not replaced.

FURTHER RESOLVED, that Section 4.02 of the Plan is amended in its entirety, to read as follows:

“4.02      All benefits under the Plan shall be paid in quarterly installments, within 15 days after the end of each calendar quarter.”

FURTHER RESOLVED, that Section 7.8 of the Plan is amended in its entirety, to read as follows:

If any Director is required to incur any expense to enforce the Director’s rights hereunder, the Company shall reimburse all expenses of such enforcement, including reasonable attorney’s fees.  Such reimbursements shall be subject to the following requirements:

(a)           the expenses must be incurred during the Director’s lifetime;

(b)           the amount of expenses eligible for reimbursement in any taxable year of the Director shall not affect the expenses eligible for reimbursement in any other taxable year of the Director;

(c)           the reimbursement of an eligible expense shall be made on or before the last day of the taxable year of the Director following the taxable year in which the expense was incurred; and

(d)           a Director’s right to reimbursement shall not be subject to liquidation or exchange for any other benefit.”

FURTHER RESOLVED, that a new Section 7.09 is added at the end of Article 7 of the Plan, to read as follows:

“7.09      The provisions of this Plan shall be interpreted as necessary to comply with the requirements of Section 409A.”

FURTHER RESOLVED, that the foregoing amendments shall not apply to a Director who retired before January 1, 2005, and who has not accrued any additional benefits under the Plan since December 31, 2004.

Dated:  July 26, 2010

(Corporate Seal)

/s/ Gregory J. Pulles
Gregory J. Pulles, Secretary